Exhibit 99.1

TMT Acquisition Corp Announces Changes to Contribution to Trust Account and the Use of Funds in Trust Account to Pay Dissolution Expenses in Connection with Extension Amendment Proposal

New York, NY, September 25, 2024 (GLOBE NEWSWIRE) – TMT Acquisition Corp (Nasdaq: TMTCU, TMTC, and TMTCR) (the “Company”) announced today that if the proposal to amend the Company’s Amended and Restated Memorandum and Articles of Association, which provides that the Company may elect to extend the date by which the Company has to consummate a business combination (the “Combination Period”) for a total of up to five (5) times, as follow: (i) two (2) times for an additional three (3) months each time from March 30, 2024 to September 30, 2024 (the “First Extension Period”); and subsequently (ii) three (3) times, for an additional one (1) month each time, from September 30, 2024 to December 30, 2024 (the “Second Extension Period”), if requested by the Sponsor (as defined herein) and upon two calendar days’ advance notice prior to the applicable deadline (such proposal, the “Extension Amendment Proposal”), is approved at the Company’s previously announced extraordinary general meeting, as subsequently postponed or adjourned (the “Meeting”), and the extension is implemented, its sponsor, 2TM Holding LP, or its sponsor’s designees will contribute to the Company as a loan $140,000 for each month during the additional one (1) month extensions in the Second Extension Period from September 30, 2024 to December 30, 2024 (“Contribution”), that is needed to complete an initial business combination. In addition, if the Extension Amendment Proposal is approved, the funds held in the Trust Account shall not be used to pay dissolution expenses.

Each Contribution will be deposited in the Company’s trust account on or prior to the date of the applicable deadline. Any Contribution is conditioned upon the implementation of the Extension Amendment Proposal. No Contribution will occur if the Extension Amendment Proposal is not approved. The amount of each Contribution will not bear interest to the sponsor as a loan and will be repayable by the Company to the sponsor or its designees upon consummation of the business combination. If the Company opts not to utilize any remaining portion of the extensions, then the Company will liquidate and dissolve promptly in accordance with its Amended and Restated Memorandum and Articles of Association, and the sponsor’s obligation to make additional contributions will terminate.

The record date for determining the Company shareholders entitled to receive notice of and to vote at the Meeting remains the close of business on August 30, 2024 (the “Record Date”). Shareholders as of the Record Date can vote, even if they have subsequently sold their shares. Shareholders who have previously submitted their proxies or otherwise voted and who do not want to change their vote need not take any action. Shareholders who have not yet done so are encouraged to vote as soon as possible.

If any shareholder has questions or needs assistance in connection with the Meeting, please contact the Company’s proxy solicitor, LAUREL HILL ADVISORY GROUP, LLC, 2 Robbins Lane, Suite 201, Jericho, New York 11753, Tel (855) 414-2266, Fax (516) 933-3108, Email: info@laurelhill.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Meeting and the proposed Contribution. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Additional Information and Where to Find It

On September 9, 2024, the Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for the Meeting. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS THE COMPANY FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the definitive proxy statement (including any amendments or supplements thereto) and other documents filed with the SEC through the web site maintained by the SEC at www.sec.gov or by directing a request to the Company’s proxy solicitor at LAUREL HILL ADVISORY GROUP, LLC, 2 Robbins Lane, Suite 201, Jericho, New York 11753, Tel (855) 414-2266, Fax (516) 933-3108, Email: info@laurelhill.com.

Participants in the Solicitation

The Company and its respective directors and officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Meeting. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement. You may obtain free copies of these documents using the sources indicated above.

Contact

Dajiang Guo

Email: dguo@tmtacquisitioncorp.com

Tel.: 347-627-0058